EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2018-B2 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

KeyBank National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, BREF Partners Special Servicer LLC, as Red Building Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Worldwide Plaza Mortgage Loan, Situs Holdings, LLC, successor to Cohen Financial, a Division of Truist Bank, successor to SunTrust Bank, as Special Servicer for the Worldwide Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Worldwide Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Worldwide Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Worldwide Plaza Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Worldwide Plaza Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Worldwide Plaza Mortgage Loan, KeyBank National Association, as Primary Servicer for the Marina Heights State Farm Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Marina Heights State Farm Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Marina Heights State Farm Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Marina Heights State Farm Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Marina Heights State Farm Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Marina Heights State Farm Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Lehigh Valley Mall Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Lehigh Valley Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Lehigh Valley Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Lehigh Valley Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Lehigh Valley Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Lehigh Valley Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Lehigh Valley Mall Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 90 Hudson Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 90 Hudson Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 90 Hudson Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 90 Hudson Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 90 Hudson Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 90 Hudson Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 90 Hudson Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Apple Campus 3 Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the Apple Campus 3 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Apple Campus 3 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Apple Campus 3 Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Apple Campus 3 Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the Apple Campus 3 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Apple Campus 3 Mortgage Loan, KeyBank National Association, as Primary Servicer for the Beacon - Hague Mortgage Loan, Situs Holdings, LLC, successor to Cohen Financial, a Division of Truist Bank, successor to SunTrust Bank, as Special Servicer for the Beacon - Hague Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Beacon - Hague Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Beacon - Hague Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Beacon - Hague Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Beacon - Hague Mortgage Loan, KeyBank National Association, as Primary Servicer for the Beacon - Orpheum Mortgage Loan, Situs Holdings, LLC, successor to Cohen Financial, a Division of Truist Bank, successor to SunTrust Bank, as Special Servicer for the Beacon - Orpheum Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Beacon - Orpheum Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Beacon - Orpheum Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Beacon - Orpheum Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Beacon - Orpheum Mortgage Loan, KeyBank National Association, as Primary Servicer for the Beacon - Mercury / Garage Mortgage Loan, Situs Holdings, LLC, successor to Cohen Financial, a Division of Truist Bank, successor to SunTrust Bank, as Special Servicer for the Beacon - Mercury / Garage Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Beacon - Mercury / Garage Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Beacon - Mercury / Garage Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Beacon - Mercury / Garage Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Beacon - Mercury / Garage Mortgage Loan, KeyBank National Association, as Primary Servicer for the Beacon - Criterion Mortgage Loan, Situs Holdings, LLC, successor to Cohen Financial, a Division of Truist Bank, successor to SunTrust Bank, as Special Servicer for the Beacon - Criterion Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Beacon - Criterion Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Beacon - Criterion Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Beacon - Criterion Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Beacon - Criterion Mortgage Loan, KeyBank National Association, as Primary Servicer for the Beacon - Tower Mortgage Loan, Situs Holdings, LLC, successor to Cohen Financial, a Division of Truist Bank, successor to SunTrust Bank, as Special Servicer for the Beacon - Tower Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Beacon - Tower Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Beacon - Tower Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Beacon - Tower Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Beacon - Tower Mortgage Loan, KeyBank National Association, as Primary Servicer for the Beacon - Paramount Mortgage Loan, Situs Holdings, LLC, successor to Cohen Financial, a Division of Truist Bank, successor to SunTrust Bank, as Special Servicer for the Beacon - Paramount Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Beacon - Paramount Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Beacon - Paramount Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Beacon - Paramount Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Beacon - Paramount Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Two Harbor Point Square Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Two Harbor Point Square Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Two Harbor Point Square Mortgage Loan, Citibank, N.A., as Custodian for the Two Harbor Point Square Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Two Harbor Point Square Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Two Harbor Point Square Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Marriott Charlotte City Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Marriott Charlotte City Center Mortgage Loan prior to May 10, 2023, K-Star Asset Management LLC, as Special Servicer for the Marriott Charlotte City Center Mortgage Loan on and after May 10, 2023, Wilmington Trust, National Association, as Trustee for the Marriott Charlotte City Center Mortgage Loan, Citibank, N.A., as Custodian for the Marriott Charlotte City Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Marriott Charlotte City Center Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Marriott Charlotte City Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Atrium Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Atrium Center Mortgage Loan prior to May 10, 2023, K-Star Asset Management LLC, as Special Servicer for the Atrium Center Mortgage Loan on and after May 10, 2023, Wilmington Trust, National Association, as Trustee for the Atrium Center Mortgage Loan, Citibank, N.A., as Custodian for the Atrium Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Atrium Center Mortgage Loan, and U.S. Bank National Association, as Servicing Function Participant for the Atrium Center Mortgage Loan.

Dated: March 14, 2024

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)